Exhibit 10.1

Execution Version
AMENDMENT NO. 2 TO CREDIT AGREEMENT

This AMENDMENT NO. 2, dated as of July 1, 2024 (this “Amendment”), to the Revolving Credit Agreement is by and among The J. M. Smucker Company, an Ohio corporation (the “U.S. Borrower”), Smucker Foods of Canada Corp., a federally incorporated Canadian corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers”) and Bank of America, N.A., as the Administrative Agent (in such capacity, the “Administrative Agent”).
RECITALS
WHEREAS, the Borrowers, the Administrative Agent and the Lenders entered into that certain Revolving Credit Agreement, dated as of August 19, 2021 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of April 20, 2023 and as further amended, supplemented, restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”);
WHEREAS, certain loans and/or other extensions of credit (the “Alternative Currency Term Rate Loans”) under the Credit Agreement denominated in Canadian Dollars incur or are permitted to incur interest, fees, commissions or other amounts based on the Canadian Dollar Offered Rate (“CDOR”), in accordance with the terms of the Credit Agreement;
WHEREAS, CDOR has been or will be replaced with the benchmark set forth in Appendix A in accordance with Section 10.2(b) of the Credit Agreement and, in connection therewith, the Administrative Agent (in consultation with the U.S. Borrower) is exercising its right to make certain conforming changes in connection with the implementation of the applicable benchmark replacement as set forth herein; and
WHEREAS, the Administrative Agent has given notice of this Amendment to the Lenders by posting a copy thereof to the Platform on June 24, 2024 (the “Posting Date”), and the Administrative Agent has not, within five Business Days of the Posting Date, received objection to the Amendment from Lenders comprising the Required Lenders.
NOW, THEREFORE, in accordance with the terms of the Credit Agreement, this Amendment is entered into by the Administrative Agent and the Borrower:
1.     Defined Terms. Capitalized terms used herein but not otherwise defined herein (including on any Appendix attached hereto) shall have the meanings provided to such terms in the Credit Agreement, as amended by this Amendment.
2.    Amendment. Notwithstanding any provision of the Credit Agreement or any other document related thereto (the “Loan Documents”) to the contrary, the terms set forth on Appendix A shall apply to the Alternative Currency Term Rate Loans. For the avoidance of doubt, to the extent provisions in the Credit Agreement apply to Alternative Currency Term Rate Loans and such provisions are not specifically addressed by Appendix A, the provisions in the Credit Agreement shall continue to apply to such Alternative Currency Term Rate Loans.
3.    Conflict with Loan Documents. In the event of any conflict between the terms of this Amendment and the terms of the Credit Agreement or the other Loan Documents, the terms hereof shall control.

4.    Conditions Precedent. This Amendment shall become effective on the date each of the following conditions precedent have been satisfied or waived (such date, the “Amendment Effective Date”):
(a)the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrowers and the Administrative Agent;
(b)The Administrative Agent shall not have received written notice of objection to the Amendment from the Lenders comprising the Required Lenders by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date of notice to the Lenders of the Successor Rate in respect of CDOR (which date, for the avoidance of doubt, shall be the date an initial draft of this Amendment has been delivered to the Lenders); and
(c)The Administrative Agent shall have received all reasonable fees, charges and disbursements of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including all reasonable fees, charges and disbursements of counsel to the Administrative Agent (paid directly to such counsel if requested by the Administrative Agent).
5.    Notice. As of the Amendment Effective Date, the Administrative Agent hereby notifies the Borrowers and the Lenders of (i) the implementation of the Canadian Benchmark Replacement and (ii) the effectiveness of the Canadian Benchmark Replacement Conforming Changes, in each case, pursuant to this Amendment. To the extent the Credit Agreement requires the Administrative Agent to provide notice that any of the foregoing events has occurred, this Amendment constitutes such notice.
6.    Payment of Expenses. The Borrower agrees to reimburse the Administrative Agent for all reasonable fees, charges and disbursements of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including all reasonable fees, charges and disbursements of counsel to the Administrative Agent (paid directly to such counsel if requested by the Administrative Agent).
7.    Miscellaneous.
(a)The Loan Documents, and the obligations of the Borrowers under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Amendment is a Loan Document.
(b)Each Borrower (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents.
(c)Each Borrower represents and warrants that:
(i)    The execution, delivery and performance by such Person of this Amendment is within such Person’s organizational powers and has been duly authorized by all necessary organizational, partnership, member or other action, as applicable, as may be necessary or required.
(ii)    This Amendment has been duly executed and delivered by such Person, and constitutes a valid and binding obligation of such Person, enforceable against it in accordance with the terms hereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
(iii)    The execution and delivery by such Person of this Amendment and performance by such Person of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (A) contravene the terms of its certificate or articles of incorporation or organization or other applicable constitutive documents, (B) conflict with or result in any breach or contravention of, or the creation of any lien under, or require any payment to be made under (x) any indenture or other agreement for Material Indebtedness of such Person or the properties of such Person or any subsidiary thereof, except as would not reasonably be expected to have a Material Adverse Effect, or (y) any order, injunction, writ or decree of any governmental authority or any arbitral award to which such Person or any subsidiary thereof or its property is subject, except as would not reasonably be expected to have a Material Adverse Effect, or (C) violate any law, except as would not reasonably be expected to have a Material Adverse Effect.
(iv)    Before and after giving effect to this Amendment, (A) all representations and warranties of such Person contained in Section 6 of the Credit Agreement (as amended by this Amendment) or any other Loan Document (except those contained in Sections 6.5 and 6.8 of the Credit Agreement (as amended by this Amendment)) are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality (after giving effect to such materiality qualification)) on and as of the Amendment Effective Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality (after giving effect to such materiality qualification)) as of such earlier date), and (B) no Event of Default exists.
(d)This Amendment may be in the form of an electronic record (in “.pdf” form or otherwise) and may be executed using electronic signatures, which shall be considered as originals and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same Amendment.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed Amendment which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed Amendment converted into another format, for transmission, delivery and/or retention.
(e)Any provision of this Amendment held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(f)The terms of the Credit Agreement with respect to governing law, submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

The Administrative Agent has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

ADMINISTRATIVE AGENT:    BANK OF AMERICA, N.A.,
as Administrative Agent
By: /s/ Angela Larkin
Name: Angela Larkin
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2]

BORROWERS:    THE J. M. SMUCKER COMPANY

By: /s/ Tucker H. Marshall
Name: Tucker H. Marshall
Title: Chief Financial Officer

    SMUCKER FOODS OF CANADA CORP.

By: /s/ Tucker H. Marshall
Name: Tucker H. Marshall
Title: Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NO. 2]

Appendix A

TERMS APPLICABLE TO ALTERNATIVE CURRENCY TERM RATE LOANS

1.    Defined Terms. The following terms shall have the meanings set forth below:
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account specified in the Credit Agreement with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Alternative Currency Term Rate” means, for any Interest Period, with respect to any extension of credit under the Credit Agreement denominated in Canadian Dollars, the rate per annum equal to the forward-looking term rate based on CORRA (“Term CORRA”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “Term CORRA Rate”) on the Rate Determination Date with a term equivalent to such Interest Period plus the Term CORRA Adjustment for such Interest Period; provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Amendment.
“Alternative Currency Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in Canadian Dollars.
“Applicable Rate” means the Applicable Rate, Applicable Margin or any similar or analogous definition in the Credit Agreement.
“Base Rate” means the Base Rate, Alternative Base Rate, ABR, Prime Rate or any similar or analogous definition in the Credit Agreement.
“Base Rate Loans” means a Loan that bears interest at a rate based on the Base Rate.
“Borrowing” means a Committed Borrowing, Borrowing, or any similar or analogous definition in the Credit Agreement.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided that
(a)    if such day relates to any interest rate settings as to an Alternative Currency Term Rate Loan, means any such day on which dealings in deposits in Canadian Dollars are conducted by and between banks in the applicable offshore interbank market for such currency; and
(b)     if such day relates to any fundings, disbursements, settlements and payments in Canadian Dollars in respect of an Alternative Currency Term Rate Loan, or any other dealings in Canadian Dollars to be carried out pursuant to this Amendment in respect of any such Alternative Currency Term Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“Canadian Benchmark Replacement” means the Canadian Benchmark Replacement or any similar or analogous definition in the Credit Agreement.
“Canadian Benchmark Replacement Conforming Changes” means, with respect to any Canadian Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day”, the definition of “Interest Period”, the definition of “Alternative Currency Daily Rate”, the definition of “Alternative Currency Term Rate”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the day basis for calculating interest for Alternative Currency Term Rate Loans, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Canadian Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Canadian Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Amendment and the other Loan Documents).
“Canadian Benchmark Transition Event” means the Canadian Benchmark Replacement Transition Event or any similar or analogous definition in the Credit Agreement.
“CDOR Rate” means CAD CDOR, CAD CDOR Rate or any similar or analogous definition in the Credit Agreement.
“CDOR Rate Loans” means a Loan that bears interest at a rate based on the CDOR Rate.
“Committed Loan Notice” means a Notice of Borrowing, Notice of Continuation/Conversion, or any similar or analogous definition in the Credit Agreement, and such term shall be deemed to include the Loan Notice attached hereto as Exhibit A.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means the Dollar Equivalent or any similar or analogous definition in the Credit Agreement.
“Interest Payment Date” means, as to any Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to such Loan and the applicable maturity date set forth in the Credit Agreement; provided, however, that if any Interest Period for an Alternative Currency Term Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates.

“Interest Period” means as to each Alternative Currency Term Rate Loan, the period commencing on the date such Alternative Currency Term Rate Loan is disbursed or converted to or continued as an Alternative Currency Term Rate Loan and ending on the date one or three months thereafter, as selected by the Borrower in its Committed Loan Notice (in the case of each requested Interest Period, subject to availability); provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of an Alternative Currency Term Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period pertaining to an Alternative Currency Term Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the applicable maturity date set forth in the Credit Agreement.
“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that, to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).
“Required Lenders” means the Required Lenders or any similar or analogous definition in the Credit Agreement.
“Revaluation Date” means, with respect to any Loan, each of the following: (a) each date of a Borrowing of an Alternative Currency Term Rate Loan, (b) each date of a continuation of an Alternative Currency Term Rate Loan pursuant to the terms of the Credit Agreement, and (c) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require.
“Term CORRA Adjustment” means (i) 0.29547% (29.547 basis points) for an Interest Period of one-month’s duration and 0.32138% (32.138 basis points) for an Interest Period of three-months’ duration.
“Type” means, with respect to a Loan, its character as an Alternative Currency Term Rate Loan.
2.    Terms Applicable to Alternative Currency Term Rate Loans. From and after the Amendment Effective Date, the parties hereto agree as follows, solely with respect to Alternative Currency Term Rate Loans:
(a)    Alternative Currencies. (i) Canadian Dollars shall not be considered a currency for which there is a published CDOR Rate, and (ii) any request for a new Loan denominated in Canadian Dollars, or to continue an existing Loan denominated in Canadian Dollars, shall be deemed to be a request for a new Loan bearing interest at the Alternative Currency Term Rate; provided, that, to the extent any Loan bearing interest at the CDOR Rate is outstanding on the Amendment Effective Date, such Loan shall continue to bear interest at the CDOR Rate until the end of the current Interest Period or payment period applicable to such Loan.
(b)     References to CDOR Rate and CDOR Rate Loans in the Credit Agreement and Loan Documents.
(i)     References to the CDOR Rate and CDOR Rate Loans in provisions of the Credit Agreement and the other Loan Documents that are not specifically addressed herein (other than the definitions of CDOR Rate and CDOR Rate Loan) shall be deemed to include the Alternative Currency Term Rate, and Alternative Currency Term Rate Loans, as applicable.
(ii)     For purposes of any requirement for the Borrower to compensate Lenders for losses in the Credit Agreement resulting from any continuation, conversion, payment or prepayment of any Alternative Currency Term Rate Loan on a day other than the last day of any Interest Period (as defined in the Credit Agreement), references to the Interest Period (as defined in the Credit Agreement) shall be deemed to include any relevant interest payment date or payment period for an Alternative Currency Term Rate Loan.
(c)    Borrowings and Continuations of Alternative Currency Term Rate Loans. In addition to any other borrowing requirements set forth in the Credit Agreement:
(i)    Alternative Currency Term Rate Loans. Each Borrowing of Alternative Currency Term Rate Loans, and each continuation of a Alternative Currency Term Rate Loan shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (Eastern time) three Business Days prior to the requested date of any Borrowing of or any continuation of Alternative Currency Term Rate Loans. Each Borrowing of or continuation of Alternative Currency Term Rate Loans shall be in a principal amount of the Dollar Equivalent of $5,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing or a continuation of Alternative Currency Term Rate Loans, (ii) the requested date of the Borrowing or continuation, as the case may be (which shall be a Business Day), (iii) the currency and principal amount of Loans to be borrowed or continued, (iv) the Type of Loans to be borrowed, (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if such Borrower fails to give a timely notice requesting a continuation, then the applicable Loans shall be made as U.S. Base Rate Loans denominated in U.S. Dollars; provided, however, that in the case of a failure to timely request a continuation of Alternative Currency Term Rate Loans, such Loans shall be continued as Alternative Currency Term Rate Loans in their original currency with an Interest Period of one (1) month. If a

Borrower requests a Borrowing of or continuation of Alternative Currency Term Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Except as otherwise specified in the Credit Agreement, no Alternative Currency Term Rate Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be repaid in the original currency of such Alternative Currency Term Rate Loan and reborrowed in the other currency.
(ii)    Committed Loan Notice. For purposes of a Borrowing of Alternative Currency Term Rate Loans, or a continuation of and Alternative Currency Term Rate Loan, a Borrower shall use the Committed Loan Notice attached hereto as Exhibit A.
(d)    Interest.
    (i)    Subject to the provisions of the Credit Agreement with respect to default interest, each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Alternative Currency Term Rate for such Interest Period plus the Applicable Rate.
    (ii)    Interest on each Alternative Currency Term Rate Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified in the Credit Agreement; provided, that any prepayment of any Alternative Currency Term Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 1.12. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any debtor relief law.
(e)    Canadian Benchmark Replacements. The provisions in the Credit Agreement addressing the replacement of a current Canadian Benchmark and Canadian Benchmark Transition Events shall be deemed to apply to Alternative Currency Term Rate Loans and Term CORRA, as applicable.

Exhibit A

FORM OF LOAN NOTICE
(Alternative Currency Term Rate Loans)
Date: ___________, _____1
To:    Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit Agreement, dated as of August 19, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), by and among The J. M. Smucker Company, an Ohio corporation (the “U.S. Borrower”), Smucker Foods of Canada Corp., a federally incorporated Canadian corporation (the “Canadian Borrower”), certain Subsidiaries of the U.S. Borrower from time to time party thereto as borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned hereby requests (select one)2:

Indicate: Borrowing, Conversion or Continuation	Indicate: Borrower Name	Indicate: Requested Amount	Indicate: Currency	Indicate: Term CORRA Loan	For Term CORRA Loans Indicate: Interest Period (e.g., 1 or 3 month interest period)

1 Note to Borrower. All requests submitted under a single Committed Loan Notice must be effective on the same date. If multiple effective dates are needed, multiple Committed Loan Notices will need to be prepared and signed.
2 Note to Borrower. For multiple borrowings, conversions and/or continuations for a particular facility, fill out a new row for each borrowing/conversion and/or continuation.